Exhibit 99.1

For Immediate Release

Shares of NYSE Euronext begin trading,
marking the beginning of the first truly global financial marketplace
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April 4, 2007 -- The shares of NYSE Euronext (NYSE Euronext: NYX) began trading today, first on Euronext in Paris at 9:00 a.m. (CET) and soon to follow in New York on the NYSE at 9:30 a.m. (EST). The opening share price on Euronext Paris for the newly merged company was €75. A total of 257,598,971 NYSE Euronext shares were admitted to listing. On the basis of the first price traded on Euronext, the market capitalization of NYSE Euronext stands at €19.32 billion/$25.81 billion1, making the company the world's largest listed exchange group.

The debut of NYSE Euronext follows the successful combination of NYSE Group, Inc. (NYSE) and Euronext N.V. (Euronext). A global leader in listings, in equity and derivatives trading, in market data products and financial services technology, NYSE Euronext is the world’s largest and most liquid stock-market platform with average daily value of trading totaling some €90/$120 billion and capitalization of listed companies totaling €21,500/$28,500 billion.

Jan Michiel Hessels, Chairman, NYSE Euronext said: “As the first Chairman of the NYSE Euronext Board of Directors, I am extremely pleased and honored to be able to contribute to the success of our new company. The entire Board of NYSE Euronext feels responsible to develop a truly international company with a clear strategy for future growth and delivering synergies of $375/€ 292 million as promised to our clients and shareholders. ”

Marshall N. Carter, Deputy Chairman, NYSE Euronext, added: “This is an historic day for our new company, our industry, and global financial markets. This merger will create significant benefits to shareholders, our customers and all market participants including public investors and issuers. Through carefully identified synergies and a customer-driven focus, we are well positioned for future growth and value creation. Our shareholders and so many others deserve great thanks for their overwhelming support.”

John A. Thain, Chief Executive Officer, NYSE Euronext, said: “NYSE Euronext is the global leader and we have significant business opportunities ahead of us. We have 78 of top 100 largest companies in the world listed on NYSE Euronext markets, and we will continue to expand our global footprint and offer our customers a wider variety of trading products and services. As

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[1] The exchange rate on April 3, 2007 was $1.3358 to a euro capital markets around the world consolidate, NYSE Euronext will play a central role in the development and definition of the new global marketplace.”

Jean-François Théodore, Deputy Chief Executive Officer, NYSE Euronext, said: “The creation of NYSE Euronext, with bases in the US and Europe, spanning the dollar and euro zone, will open the way for all participants to trade a broader range of products across extended time zones using harmonized trading platforms. Companies listed on Euronext markets will gain international visibility in addition to their existing exposure in Europe, through their presence on the world’s largest equity market group.”

Press contacts:

Rich Adamonis	Antoinette Darpy
Tel: +1 212.656.2140	Tel: +33 1 49 27 53 75
Mail: radamonis@nyse.com	Mail: a.darpy@euronext.com

About NYSE Euronext
     NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE/New York and Euronext/Paris: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $28.5 trillion/€21.5 trillion total market capitalization of listed companies and average daily trading value of approximately $118.8 billion/€89.9 billion (as of February 28, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

About NYSE Group, Inc.
NYSE Group, Inc., a wholly owned subsidiary of NYSE Euronext, operates two securities exchanges: the New York Stock Exchange LLC (the "NYSE") and NYSE Arca, Inc. (formerly known as the Pacific Exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services.
     The NYSE is the world’s largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies’ common stock and other securities. NYSE Arca, the first open, all-electronic stock exchange in the United States, has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca is also an exchange for trading equity options. NYSE Arca’s trading platforms provide customers with fast electronic execution and open, direct and anonymous market access. NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

About Euronext N.V.
Euronext N.V., a subsidiary of NYSE Euronext, has successfully integrated local markets across Europe to provide users with a unified market that is broad, liquid and cost effective. Euronext is the largest central order book cash market in Europe and the second largest derivatives exchange in the world, by value of business traded.

     Following the initial three-way merger of the local exchanges of Amsterdam, Brussels and Paris, Euronext acquired the London-based derivatives market LIFFE and merged with the Portuguese exchange in 2002. Euronext’s unique business model incorporates the individual strengths and assets of each local market and has been implemented on all of Euronext’s markets, covers technological integration, the harmonisation of market rules and the regulatory framework. The implementation of Euronext’s horizontal model designed to generate synergies has proved that the most successful way to merge European exchanges is to apply global vision at a local level. Euronext’s IT integration was completed in 2004, when a four-year migration plan resulted in harmonised IT platforms for cash trading (NSC®) and derivatives (LIFFE CONNECT®). As a result, every market participant now has a single point of access to trading. Euronext’s IT structure was rationalized in 2005 with the creation of Atos Euronext Market Solutions (AEMS), an IT services-related vehicle between Euronext and Atos Origin which is now a leading global provider of technology services to Euronext and other global capital markets.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s Registration Statement on Form S-4 (File No. 333-137506), NYSE Euronext Registration Statement (document de base) filed with the French Autorité des Marchés Financiers (Registered on November 30, 2006 under No. 06-0184), Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.